UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2008

R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC		27513
(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number,
including area code:
(919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04      Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
(a)      On December 14, 2008, R.H. Donnelley Corporation (the “Company”) sent a notice (the “Notice”) to its directors and executive officers informing them that in connection with the transition to a new recordkeeper for the R.H. Donnelley 401(k) Savings Plan (the “Plan”), Plan participants will be unable to change their investment elections (including any transfers in or out of the R. H. Donnelley Common Stock Fund), change their contribution rate, receive distributions or obtain loans from the Plan, during the period beginning at 4:00 p.m. ET on December 29, 2008 and ending the week of January 11, 2009 (the “Blackout Period”).
The Notice also states that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, the Company’s directors and executive officers will be prohibited during the Blackout Period from directly or indirectly purchasing, selling or otherwise acquiring or transferring any shares of R.H. Donnelley Corporation common stock (and related equity securities, such as stock options and stock appreciation rights) acquired in connection with the performance of services for the Company, unless such transaction is exempt under Regulation BTR of the Securities Exchange Act of 1934, as amended.
A copy of the Notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.
During the Blackout Period and for two years after the end date thereof, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual end date of the Blackout Period, by contacting Mark Hianik, Senior Vice President, General Counsel & Corporate Secretary of R.H. Donnelley Corporation, 1001 Winstead Dr., Cary, NC 27513, 919-297-1222.
Item 9.01      Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Description of Exhibit

99.1	Notice pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 to Directors and Executive Officers of R.H. Donnelley Corporation, dated December 14, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation

	By:	/s/ Mark W. Hianik

	Name:	Mark W. Hianik
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: December 15, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Notice pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 to Directors and Executive Officers of R.H. Donnelley Corporation, dated December 14, 2008.